As filed with the Securities and Exchange Commission on March 14, 2008
Registration No. 333-128372

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-128372
UNDER
THE SECURITIES ACT OF 1933

METAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33044	94-2835068
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 N. LaSalle Street., Suite 550, Chicago, Illinois	60610
(Address of Principal Executive Offices)	(Zip Code)

(312) 645-0700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
METAL MANAGEMENT, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

ROBERT C. LARRY
Executive Vice President, Finance,
Chief Financial Officer, Treasurer and Secretary
325 N. LaSalle Street, Suite 550,
Chicago, Illinois 60610
(Name and address of agent for service)
(312) 645-0700
(Telephone number, including area code, of
agent for service)

with copies to:
E. WILLIAM BATES, II
King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
(212) 556-2240

DEREGISTRATION OF SECURITIES
     On September 16, 2005, Metal Management, Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-128372) (the “Registration Statement”), which registered an aggregate of 1,000,000 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), issuable under the Company’s Employee Stock Purchase Plan.
     On March 14, 2008, the Company and Sims Group Limited, a corporation organized under the laws of Victoria, Australia (“Sims”) completed a merger of MMI Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Sims (the “Acquisition Corporation”), with and into the Company (the “Merger”) pursuant to the agreement and plan of merger dated September 24, 2007 (the “Merger Agreement”), by and among the Company, Sims, and the Acquisition Corporation.
     As a result of the Merger, the Company has terminated all offerings of Common Stock pursuant to its existing registration statements, including the Registration Statement. This Post-Effective Amendment to the Registration Statement is being filed to remove from registration all shares of Common Stock registered under the Registration Statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 (Registration No. 333-128372) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 14th day of March, 2008.

METAL MANAGEMENT, INC.
By:	/s/ Robert C. Larry
Robert C. Larry
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 (Registration No. 333-128372) has been signed by the following persons in the capacities and on the date indicated.

/s/ Alan D. Ratner Alan D. Ratner	Director	March 14, 2008
/s/ Robert Kelman Robert Kelman	Director	March 14, 2008
     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 (Registration No. 333-128372) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 14th day of March, 2008.

METAL MANAGEMENT, INC. EMPLOYEE STOCK PURCHASE PLAN
By:	/s/ Robert C. Larry
Robert C. Larry
Chief Financial Officer